UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021

StepStone Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39510		84-3868757
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

450 Lexington Avenue, 31st Floor	New York,	NY	10017
(Address of principal executive offices)			(Zip Code)
(212) 351-6100
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	STEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 12, 2021, the Board of Directors (the “Board”) of StepStone Group Inc. (the “Company”) increased the size of the Board from ten to eleven directors with the one newly created directorship being allocated to Class I, effective as of such date, in accordance with the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws. The Board appointed Valerie G. Brown to fill the newly created directorship to hold office until the next election of Class I directors and until her successor shall have been duly elected and qualified or until her earlier death, resignation, removal, retirement or disqualification. In connection with her appointment to the Board, Ms. Brown was appointed to serve on the Audit Committee of the Board. Ms. Brown recently served as the Executive Chairman of the Board of Directors of Advisor Group, Inc., one of the largest wealth management firms supporting independent financial advisors in the United States (“Advisor Group”), and currently serves on the Board of Directors of Advisor Group and AmWINS Group, Inc., a wholesale distributor of specialty insurance products and services, among others.
Ms. Brown will participate in the Company’s standard compensation program for non-employee directors, as determined by the Board from time to time and described in the Company’s Registration Statement on Form S-1, which was filed with the Securities and Exchange Commission on March 16, 2021 (the “Registration Statement”), in the section captioned “Director Compensation,” which section is incorporated by reference herein. In connection therewith, Ms. Brown received a pro-rated annual grant of 1,746 restricted stock units under the Company’s 2020 Long-Term Incentive Plan on April 12, 2021, which will vest in full on the earlier of 12 months following the date of grant and the Company’s next annual meeting of stockholders. Ms. Brown has also entered into a standard indemnification agreement with the Company, which was previously filed as Exhibit 10.9 to the Registration Statement, which was filed on August 24, 2020.
There are no transactions involving Ms. Brown and the Company that require disclosure under Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Brown and any other person pursuant to which she was selected to serve as a director.
On April 13, 2021, the Company issued a press release announcing Ms. Brown’s appointment to the Board, a copy of which press release is attached to this Current Report on Form 8-K as Exhibit 99.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99	Press release, dated April 13, 2021, issued by StepStone Group Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPSTONE GROUP INC.

Date: April 13, 2021	By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro
Chief Legal Officer & Secretary